UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 12, 2022

ELI LILLY AND COMPANY
(Exact Name of Registrant as Specified in its Charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center
Indianapolis,	Indiana	46285
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (317) 276-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	LLY	New York Stock Exchange
7 1/8% Notes due 2025	LLY25	New York Stock Exchange
1.625% Notes due 2026	LLY26	New York Stock Exchange
2.125% Notes due 2030	LLY30	New York Stock Exchange
0.625% Notes due 2031	LLY31	New York Stock Exchange
0.500% Notes due 2033	LLY33	New York Stock Exchange
6.77% Notes due 2036	LLY36	New York Stock Exchange
1.625% Notes due 2043	LLY43	New York Stock Exchange
1.700% Notes due 2049	LLY49A	New York Stock Exchange
1.125% Notes due 2051	LLY51	New York Stock Exchange
1.375% Notes due 2061	LLY61	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Estimated Third Quarter Acquired In-Process Research and Development (“IPR&D”) and Development Milestone Charges

Eli Lilly and Company (“Lilly”) currently expects that its reported financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and its non-GAAP financial results for the third quarter of 2022 will include acquired IPR&D and development milestone charges of approximately $62.4 million on a pre-tax basis, representing a charge of $0.06 to both GAAP and non-GAAP earnings per share. Lilly’s results for the quarter ended September 30, 2022 have not been finalized and are subject to Lilly’s financial statement closing procedures. There can be no assurance that actual results will not differ from the preliminary estimates described herein.

As previously disclosed, while acquired IPR&D and development milestone charges may be incurred upon execution of collaborations, licensing agreements, and other asset acquisitions, Lilly does not forecast acquired IPR&D and development milestone charges due to the uncertainty of the future occurrence, magnitude, and timing of these transactions in any given period.

Lilly Website Notice

Lilly routinely posts important information for investors in the “Investors” section of its website, www.lilly.com. Lilly may use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the “Investors” section of Lilly’s website, in addition to following its press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, presentations, and webcasts. Lilly may also use social media channels to communicate with investors and the public about its business, products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, Lilly’s website or social media channels, is not incorporated by reference into, and is not a part of, this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains management’s current intentions and expectations for the future, including with respect to Lilly’s anticipated acquired IPR&D and development milestone charges for the quarter ended September 30, 2022, and the related impact to Lilly’s GAAP and non-GAAP earnings per share, all of which are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ due to various factors, including those discussed in Lilly’s latest Annual Report on Form 10-K and subsequent filings with the SEC, and additional procedures Lilly will undertake to finalize its results for the period that could result in changes to Lilly’s preliminary estimates described herein. For additional information, please see Lilly’s filings with the SEC. Investors should not place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except as is required by law, Lilly expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Donald A. Zakrowski
Name:	Donald A. Zakrowski
Title:	Senior Vice President, Finance, and Chief Accounting Officer
Date:	October 12, 2022